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                                  KOLN/KGIN, INC.
             141 EAST MICHIGAN AVENUE, SUITE 300 KALAMAZOO, MICHIGAN 49007
                       Phone:  616-388-8019  Facsimile:  616-388-6089

              FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                               AS OF FEBRUARY 6, 1997

     This First Amendment, to that certain Amended and Restated Employment Agreement between Busse Broadcasting Corporation ("BBC") and Frank Jonas ("Employee") dated February 20, 1995 attached as Exhibit A hereto (the Employment Agreement"), is entered into as of the date first above written (the "First Amendment").

     All capitalized terms not defined herein shall have the same meaning as ascribed to such terms in the Employment Agreement.

     Employee acknowledges that the Employment Agreement was assigned by BBC to its wholly-owned subsidiary KOLN/KGIN, Inc., a Delware corporation, (the "Company") on October 20, 1995, that the Company assumed all rights and obligations of BBC under the Employment Agreement and that BBC has no futher obligations under the Employment Agreement.


     The Company and Employee mutually agree to amend the Employment Agreement by deleting the phrase "December 31, 1997" in the second sentence of Section 4. TERM OF AGREEMENT and replacing the deleted phrase with "December 31, 1998" and providing for an annual base salary for the 1998 calendar year by inserting into Section 3. Annual Base Salary of Exhibit A to the Employment Agreement the phrase "and $174,212 from January 1, 1997 through December 31, 1997;".

     All other terms and conditions of the Employment Agreement will remain in full force and effect and are hereby restated, confirmed and ratified.

     IN WITNESS WHEREOF, this First Amendment has been duly executed as of the date first above written.

KOLN/KGIN, Inc
a Delaware Corporation


By:  /s/James C. Ryan
  -----------------------------
     James C. Ryan
     V.P.-CFO



By:  /s/Frank Jonas
  -----------------------------
     Employee